As filed with the Securities and Exchange Commission on January 29, 1999

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                          ENTERCOM COMMUNICATIONS CORP.
               (Exact name of issuer as specified in its charter)

         Pennsylvania                                   23-1701044
    (State or other jurisdiction of         (I.R.S. Employer Identification No.)

incorporation of organization)

                           401 City Avenue, Suite 409
                         Bala Cynwyd, Pennsylvania 19004

                    (Address of principal executive offices)

                         1998 Equity Compensation Plan
                          Employee Stock Purchase Plan
                           (Full title of the plans)

                                John C. Donlevie
                      Executive Vice President, Secretary
                              and General Counsel
                         Entercom Communications Corp.
                           401 City Avenue, Suite 409
                        Bala Cynwyd, Pennsylvania 19004
                    (Name and address of agent for service)

                                 (610) 660-5610

         (Telephone number, including area code, of agent for service)

                                    Copy to:

                             JAMES W. McKENZIE, JR.

                          Morgan, Lewis & Bockius LLP
                               1701 Market Street
                             Philadelphia, PA 19103

                                 (215) 963-4852

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
    Title of securities     Number of            Proposed              Proposed
          to be             shares to be          maximum               maximum                 Amount of
       registered          registered (1)      offering price           aggregate            registration fee (5)
                                                 per share           offering price (4)
=================================================================================================================
  Class A Common Stock,    3,715,716(2)              (4)              $123,738,717              $34,400
 par value $.01 per share  1,850,000(3)
=================================================================================================================

(1) This registration statement covers shares of Class A Common Stock of Entercom Communications Corp. which may be offered or sold pursuant to the 1998 Equity Compensation Plan and the Employee Stock Purchase Plan. Pursuant to Rule 457(h)(2), no separate registration fee is required with respect to the interests in the plans. This registration statement also relates to an indeterminate number of shares of Class A Common Stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) Represents shares of Class A Common Stock of Entercom Communications Corp. which may be offered or sold pursuant to the 1998 Equity Compensation Plan.

(3) Represents shares of Class A Common Stock of Entercom Communications Corp. which may be offered or sold pursuant to the Employee Stock Purchase Plan.

(4) With respect to awards that have previously been issued under the 1998 Equity Compensation Plan, the actual offering price has been used to compute the maximum offering price pursuant to Rule 457(h)(1). For the remaining shares of Class A Common Stock of Entercom Communications Corp. issuable under the 1998 Equity Compensation Plan and the Employee Stock Purchase Plan, information regarding fluctuating market prices under Rule 457(c) was unavailable at the date of filing of this Registration Statement as the shares were not yet publicly traded. Therefore, the maximum offering price for these shares is based on a bona fide estimate ($22.50) pursuant to Rule 457(a).

(5) Calculated pursuant to Section 6(b) as follows: proposed maximum aggregate offering price multiplied by .000278.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, as filed by Entercom Communications Corp. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

         (a) The prospectus dated January 28, 1999 filed under Rule 424(b) as part of the Company's registration statement on Form S-1 (Registration No. 333-61381).

         (b) The description of the Class A Common Stock of the Company contained in a registration statement filed under the Securities and Exchange Act (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Experts

         The financial statements and related financial statement schedule as of September 30, 1998 and 1997 and for the years ended September 30, 1998, 1997 and 1996 incorporated in this Registration Statement by reference from the Company's registration statement on Form S-1 dated January 28, 1999 (Registration No. 333-61381), together with all amendments thereto, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988 (the "PBCL") provide the Company the power to indemnify any officer or director who was or is a party or is threatened to be made a party to any action or proceeding by reason of the fact that he is or was an officer or director of the Company, against expenses, judgments, penalties, fines, and amounts paid in settlement in connection with such action or proceeding, whether the action was instituted by a third party or arose by or in the right of the Company, if such officer or director acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 1743 of the PBCL provides that to the extent that an officer or director of the Company has been successful on the merits or

                                      II-1

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otherwise in defense of any action, suit or proceeding referred to in Sections
1741 or 1742, or in defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses (including attorneys' fees and disbursements) actually and reasonably incurred by such officer or director in connection therewith.

         The Company's Articles of Incorporation provide that the Company shall indemnify any officer or director who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was an officer or director of the Company, to the fullest extent permitted under the PBCL.

         The Bylaws of the Company provide for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is finally determined that the indemnified party is not entitled to indemnification. The Bylaws of the Company authorize the Company to take steps to ensure that all persons entitled to indemnification are properly indemnified, including, if the Board of Directors of the Company so determines, purchasing and maintaining insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following is a list of exhibits filed as part of this Registration Statement.

Exhibit

Number                              Exhibit

5.1      Opinion of Morgan, Lewis & Bockius LLP.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of Morgan, Lewis & Bockius LLP (included within Exhibit 5.1).

99.1     1998 Equity Compensation Plan (incorporated by reference to Exhibit
         10.06 of the Company's registration statement on Form S-1 (File
         No. 333-61381)).

ITEM  9. UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

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                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Bala Cynwyd, Pennsylvania on January 29, 1999.

                          ENTERCOM COMMUNICATIONS CORP.

                                   By:  /s/ Joseph M. Field
                                        ----------------------------
                                        Joseph M. Field
                                        Chairman of the Board and
                                        Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph M. Field and David J. Field and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Signature                   Title                                 Date

/s/ Joseph M. Field                        Chairman of the Board and             January 29, 1999
--------------------------------------     Chief Executive Officer (Principal
Joseph M. Field                            Executive Officer)

/s/ David J. Field                         President, Chief Operating Officer    January 29, 1999
--------------------------------------     and Director
David J. Field  and Director

/s/ John C. Donlevie                       Executive Vice President,             January 29, 1999
--------------------------------------     Secretary, General Counsel and a
John C. Donlevie                           Director

/s/ Stephen F. Fisher                      Senior Vice President and Chief       January 29, 1999
--------------------------------------     Financial Officer (Principal
Stephen F. Fisher                          Financial Officer)


                                       S-1
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



/s/ Eugene D. Levin
--------------------------------------     Treasurer and Controller              January 29, 1999
Eugene D. Levin                            (Principal Accounting Officer)


/s/ Marie H. Field
--------------------------------------      Director                             January 29, 1999
Marie H. Field


/s/ Herbert Kean, M.D.
--------------------------------------      Director                             January 29, 1999
Herbert Kean, M.D.


/s/ Lee Hague
--------------------------------------      Director                             January 29, 1999
Lee Hague


/s/ Thomas H. Ginley, M.D.
--------------------------------------      Director                             January 29, 1999
Thomas H. Ginley, M.D.


/s/ S. Gordon Elkins
--------------------------------------      Director                             January 29, 1999
S. Gordon Elkins


/s/ Michael R. Hannon
--------------------------------------      Director                             January 29, 1999
Michael R. Hannon


                          ENTERCOM COMMUNICATIONS CORP.

                                INDEX TO EXHIBITS

    Exhibit Number       Document

       5.1              Opinion of Morgan, Lewis & Bockius LLP.
       23.1             Consent of Deloitte & Touche LLP.